Exhibit 99.1

PRESS RELEASE	Nephros, Inc. 41 Grand Ave River Edge, NJ 07661 T: 201. 343. 5202 F: 201. 343. 5207 www.nephros.com

Nephros Completes Bridge Financing

RIVER EDGE, NJ, February 4, 2013 /PR Newswire-FirstCall/ -- Nephros, Inc. (OTC Bulletin Board:NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters, today announced that the company has entered into a bridge loan and security agreement with Lambda Investors LLC, an affiliate of Wexford Capital LP and the company’s largest shareholder.

On February 4, 2013, the company issued a six-month 12% senior secured note to Lambda Investors in the principal amount of $1,300,000. The company expects that the proceeds from the note will allow it to fund its operations into May 2013.

Under the terms of the note, the company has undertaken to conduct a $3 million rights offering of common stock at an anticipated offering price of $0.60 per share. All of the company’s stockholders and warrantholders will be eligible to participate in the offering on a pro rata basis based upon their proportionate ownership of the company’s common stock on a fully diluted basis. The company expects to commence the offering in March 2013 following the filing of its Annual Report on Form 10-K. The note requires the company to repay the bridge loan with the proceeds from the rights offering or any other financing transaction.

In connection with the proposed rights offering, Nephros will file a registration statement on Form S-1, as may be amended, with the Securities and Exchange Commission (the “SEC”). The securities offered in the rights offering may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). Such statements include statements regarding the efficacy and intended use of our technologies under development, the timelines for bringing such products to market and the availability of funding sources for the continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, we claim the protection of the PSLRA. Forward-looking statements are not guarantees of future performance are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks that:

•	we may not be able to continue as a going concern;
•	a default under the terms of the secured note would result in the lender foreclosing upon substantially all of our assets and could result in our inability to continue business operations;
•	we may not be able to complete the rights offering which could result in our inability to continue business operations;
•	even if we are able to complete the rights offering, we may not have sufficient capital to successfully implement our business plan;
•	restrictions in the secured note and related security agreement which require the prior consent of the lender may restrict our ability to operate our business, sell the company or sell our assets;
•	we may not be able to effectively market our products;
•	we may not be able to sell our water filtration products or chronic renal failure therapy products at competitive prices or profitably;
•	we may encounter problems with our suppliers and manufacturers;
•	we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;
•	we may not obtain appropriate or necessary regulatory approvals to achieve our business plan;
•	products that appeared promising to us in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;
•	we may not be able to secure or enforce adequate legal protection, including patent protection, for our products; and
•	we may not be able to achieve sales growth in key geographic markets.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in our filings with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s web site at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.